Exhibit 19 under Form N-1A
                                      Exhibit 24 under Item 601/Reg. S-K

                           POWER OF ATTORNEY


         Each person whose signature appears below hereby constitutes and appoints the Secretary and Assistant Secretary of FEDERATED MUNICIPAL SECURITIES FUND, INC. and the Deputy General Counsel of Federated Services Company, and each of them, their true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution for them and in their names, place and stead, in any and all capacities, to sign any and all documents to be filed with the Securities and Exchange Commission pursuant to the Securities Act of 1933, the Securities Exchange Act of 1934 and the Investment Company Act of 1940, by means of the Securities and Exchange Commission's electronic disclosure system known as EDGAR; and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to sign and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as each of them might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitute or substitutes, may lawfully do or cause to be done by virtue thereof.


SIGNATURES                            TITLE                           DATE



/s/ John F. Donahue              Chairman and Director             May 1, 1997
-----------------------------
John F. Donahue                    (Chief Executive Officer)



/s/ J. Christopher Donahue       President and Director            May 1, 1997
-----------------------------
J. Christopher Donahue



/s/ John W. McGonigle            Treasurer, Executive              May 1, 1997
John W. McGonigle                Vice President and Secretary
                                 (Principal Financial and
                                       Accounting Officer)



/s/ Thomas G. Bigley             Director                          May 1, 1997
-----------------------------
Thomas G. Bigley



/s/ John T. Conroy, Jr.          Director                          May 1, 1997
-----------------------------
John T. Conroy, Jr.

SIGNATURES                       TITLE                            DATE



/s/ William J. Copeland          Director                  May 1, 1997
-----------------------------
William J. Copeland



/s/ James E. Dowd                Director                  May 1, 1997
-----------------------------
James E. Dowd



/s/ Lawrence D. Ellis, M.D.      Director                  May 1, 1997
Lawrence D. Ellis, M.D.



/s/ Edward L. Flaherty, Jr.      Director                  May 1, 1997
-----------------------------
Edward L. Flaherty, Jr.



/s/ Peter E. Madden              Director                  May 1, 1997
-----------------------------
Peter E. Madden



/s/ Gregor F. Meyer              Director                  May 1, 1997
-----------------------------
Gregor F. Meyer



/s/ John E. Murray, Jr.          Director                  May 1, 1997
-----------------------------
John E. Murray, Jr.



/s/ Wesley W. Posvar             Director                  May 1, 1997
-----------------------------
Wesley W. Posvar



/s/ Marjorie P. Smuts            Director                  May 1, 1997
-----------------------------
Marjorie P. Smuts




Sworn to and subscribed before me this  1st day of May, 1997




/s/ Marie M. Hamm